EXHIBIT 23.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Intervisual Books, Inc. Los Angeles, California

We consent to the incorporation by reference to the Registration Statements on Forms S-8 (SEC file no. 33-58990, SEC file no. 333-04784, SEC file no. 333-34009, SEC file no. 333-34015, SEC file no. 333-76835, SEC file no. 333-34832, and SEC file no. 333-45160) of our report dated March 1, 2002, with respect to the financial statements of Intervisual Books, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP

Los Angeles, California April 15, 2002

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